UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 24, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 24, 2006, three investment partnerships affiliated with Silver Lake Partners and one investment partnership affiliated with Texas Pacific Group sold an aggregate of 26,737,880 of our common shares in a transaction underwritten by Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated. In conjunction with this transaction, we, the investment partnerships affiliated with Silver Lake Partners and Texas Pacific Group, Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated entered into an underwriting agreement and an addendum related thereto. Copies of the underwriting agreement and the related addendum are attached to this Current Report on Form 8-K as Exhibit Nos. 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Underwriting Agreement, dated January 24, 2006, by and among Seagate Technology, certain selling shareholders, Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated

99.2	Addendum to Underwriting Agreement, dated January 24, 2006, by and among Seagate Technology, certain selling shareholders, Morgan Stanley & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: January 26, 2006	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary